Exhibit 21

                              LIST OF SUBSIDIARIES


                     SUBSIDIARIES OF HUDSON UNITED BANCORP:

Hudson United Bank, organized under New Jersey business laws

HUBCO Capital Trust I, a statutory business trust

HUBCO Capital Trust II, a statutory business trust

JBI Capital Trust I, a statutory business trust

Jefferson Delaware Inc., a service corporation for payment of JBI Capital Trust
I

AMFDCM, Inc., organized under New Jersey business laws


                       SUBSIDIARIES OF HUDSON UNITED BANK:

Hendrick Hudson Corp. of New Jersey, organized under New Jersey business laws

Lafayette Development Corp., organized under New Jersey business laws

HUB Investment Services, Inc., organized under New Jersey business laws

HUB Mortgage Investments, Inc., organized under New Jersey business laws

NJ Investments of Delaware, Inc., organized under Delaware business laws

AMBA Realty Corporation, organized under the Connecticut business laws

Hudson Trader Brokerage Services, organized under New York business laws

Fair Street Associates, Inc., organized under New York business laws

Markgard Realty, Inc., organized under New York business laws

Marmet Apartments of West Virginia, Inc., organized under New York business laws

Plural Realty of Chappaqua, Inc., organized under New York business laws

Riverdale Timber Ridge, Inc., organized under New York business laws


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Plural Realty, Inc., organized under New York business laws

Posabk, Inc., organized under New York business laws

PSB Building Corp., organized under New York business laws

PSB Associates, organized under New York business laws

Atlantic Company, Inc., organized under Delaware business laws

Woulf Asset Holdings, organized under New Jersey business laws